Exhibit 4.2

MOTOROLA SOLUTIONS, INC.

FORM OF OFFICERS’ CERTIFICATE

Pursuant to Sections 102, 201, 301 and 303 of the Indenture dated as of August 19, 2014 (the “Indenture”) between Motorola Solutions, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), the undersigned officers of the Company do hereby certify as follows in connection with the issuance of the Company’s 4.600% Senior Notes due 2029 (the “Securities”) under the Indenture:

1.

All conditions precedent under the Indenture to the issuance and authentication of the Securities and the delivery of the Securities to or upon the written order of the Company have been complied with.

2.	The undersigned have read the conditions referred to in paragraph 1 above.

3.	The statements of the undersigned contained herein are based upon their participation in the issuance of the Securities and a review of the Indenture.

4.

Each of the undersigned has made such examination or investigation as is necessary in the undersigned’s opinion to enable the undersigned to express an informed opinion as to whether the conditions referred to in paragraph 1 above have been complied with.

5.	In the opinion of the undersigned, the form and terms of the Securities have been established in conformity with the provisions of the Indenture.

6.

The (i) terms of the series of Securities of the Company to be issued under the Indenture are set forth in Annex A hereto and the section entitled “Description of the Notes” included in the Company’s Prospectus Supplement dated August 6, 2019 to the Prospectus dated March 21, 2018, which section is herein incorporated by reference and (ii) the form of the series of Securities of the Company to be issued under the Indenture are set forth in Annex B hereto. The form and terms of the series of Securities have been established pursuant to a Board Resolution (as defined in the Indenture).

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have signed their respective signatures on this certificate on this                  day of August, 2019.

Name:	Mark S. Hacker

Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Name:	Uygar Gazioglu

Title:	Treasurer

ANNEX A

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Officers’ Certificate

Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

1.	The title of the series of Securities authorized hereby shall be the “4.600% Senior Notes due 2029” (the “Notes”) of the Company.

2.

The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture in accordance with this Officers’ Certificate is initially limited to $150,000,000, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 906, 1107 or 1303 of the Indenture and except for any Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered under the Indenture; provided, however, that the Company may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

3.

The Notes will form a single series with the $650,000,000 aggregate principal amount of 4.600% senior notes due 2029 that the Company issued on May 23, 2019 (the “Existing Notes”). Accordingly, the Notes will have terms that are identical to the terms of the Existing Notes (other than the initial offering price) and have the same CUSIP number and will be fungible with the Existing Notes. Upon the issuance of the Notes, the aggregate outstanding principal amount of the Company’s 4.600% senior notes due 2029 will be $800,000,000.

4.	The principal of the Notes shall be payable on May 23, 2029.

5.

The Notes shall bear interest at the rate of 4.600% per annum from the most recent May 23 or November 23 for which interest has been paid or duly provided for. Interest on the Notes shall be payable semi-annually on May 23 and November 23, commencing November 23, 2019, until the principal thereof is paid or made available for payment. Each such May 23 or November 23 shall be an “Interest Payment Date” for the Notes. The May 10 or November 10 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the Interest payable on such Interest Payment Date.

6.

The principal of and interest on the Notes shall be payable at the corporate trust office of the Trustee in Chicago, Illinois; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee inside the United States.

7.	The Notes shall not be entitled to the benefit of any sinking fund and shall not be convertible or exchangeable into shares of the Company’s Common Stock.

8.	The Notes shall be registered as Registered Securities.

9.

The Notes shall be permanently issued as Global Securities under an arrangement with The Depository Trust Company (“DTC”). The Notes will not be delivered to beneficial owners in definitive form unless and until the DTC is removed as the depositary and no successor depositary can be found, or, with respect to holders of beneficial interests in the Notes who hold such interests directly or indirectly through Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank, as operator of the Euroclear System (“Euroclear”), in the event that Clearstream or Euroclear, as applicable, notifies the Company that it is unwilling or unable to continue as a clearing system in connection with the Global Securities.

10.	Payments of principal and interest on the Notes shall be paid to DTC or its nominee as the registered owner of the Notes.

11.

The Company may redeem the Notes at its option, either in whole or in part, at any time prior to February 23, 2029 (3 months prior to the stated maturity of the Notes), at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of such Notes to be redeemed on the Redemption Date, or (ii) as determined by the Independent Investment Banker (as defined in the Company’s Prospectus Supplement dated August 5, 2019 to the Prospectus dated March 21, 2018 relating to the Notes (the “Prospectus Supplement”)), the sum of the present values of the Remaining Scheduled Payments (as defined in the Prospectus Supplement) (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined in the Prospectus Supplement) plus 35 basis points, and accrued interest thereon to the Redemption Date. On or after February 23, 2029 (3 months prior to the stated maturity of the notes), the Company may redeem the Notes at a price of 100% and accrued interest thereon to the Redemption Date.

12.

Upon the occurrence of a change of control repurchase event (as defined in the Prospectus Supplement), unless the Company has exercised its right to redeem the Notes, the Company will be required to make an offer to each Holder of the Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but not including, the date of repurchase. Such offer will be conducted in accordance with the procedures described in the Prospectus Supplement. Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a change of control repurchase event with respect to the Notes, if, with respect to such Notes, a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes of properly tendered and not withdrawn under its offer.

13.	The provisions of Sections 1402 (defeasance) and 1403 (covenant defeasance) of the Indenture shall be applicable to the Notes.

ANNEX B

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Officers’ Certificate

[See Exhibit 4.3 filed with this Form 8-K on August 7, 2019]